Exhibit 99.1

News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business Editors:
     Vitran to present at Scotia Capital Transportation & Logistics
     Conference on May 6, 2008 in Toronto

     TORONTO, May 2 /CNW/ - Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN),
a North American transportation and logistics firm, today announced that its
President/CEO Rick Gaetz and Sean Washchuk, Chief Financial Officer, will make an investor presentation at the upcoming Scotia Capital Transportation &
Logistics Conference, which will take place at the Le Royal Meridien King
Edward Hotel (Vanity Fair Ballroom) on Tuesday, May 6, 2008 at approximately
2:10 p.m. ET.
     The presentation will be webcast live via the Internet at www.vitran.com
- Investors Section and at
http://webcast.streamlogics.com/audience/index.asp?eventid(equal sign)92310. Please allow approximately 10 minutes prior to the scheduled event start time to register at either site.

     About Vitran Corporation Inc.

     Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc.
(NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.

     %SEDAR: 00004231E          %CIK: 0000946823

     /For further information: Richard Gaetz, President/CEO, Sean Washchuk, VP
Finance/CFO, Vitran Corporation Inc., (416) 596-7664; Robert Rinderman, Steven
Hecht, Jaffoni & Collins Incorporated, (212) 835-8500 or VTNC(at)jcir.com/
     (VTNC VTN.)

CO:  Vitran Corporation Inc.

CNW 13:17e 05-MAY-08